Exhibit 10(gg)
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                           CITY OF HAMMOND, INDIANA



                                      and



                        AMERICAN MAIZE-PRODUCTS COMPANY




                                LOAN AGREEMENT



                         Dated as of December 1, 1994

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All right,  title and  interest  of City of Hammond,  Indiana in this  Agreement
(with the exception of its rights under Sections 4.2(b), 5.2 and 6.3 hereof) have been assigned pursuant to the Indenture referred to herein, for the benefit of the owners of, and as security for payment of, the Bonds of said Issuer described herein.

                                LOAN AGREEMENT

                        (This Table of Contents is not
                         a part of this Loan Agreement
                   and is only for convenience of reference)

                               TABLE OF CONTENTS


SECTION                    HEADING                                          PAGE

Parties                                                                      1

Preambles                                                                    1

ARTICLE I     DEFINITION OF TERMS                                            1

ARTICLE II    REPRESENTATIONS                                                5

  Section 2.1.    Representations of the Issuer                              5
  Section 2.2.    Representations of the Company                             5

ARTICLE III   CONSTRUCTION OF THE PROJECT; ISSUANCE OF BONDS                 6

  Section 3.1.    Agreement to Construct and Equip the Project               6
  Section 3.2.    Agreement to Issue Bonds; Application of Bond Proceeds     6
  Section 3.3.    Disbursements from the Construction Fund                   6
  Section 3.4.    Establishment of Completion Date; Obligation of the
                  Company to Complete                                        8
  Section 3.5.    Investments                                                9
  Section 3.6.    Arbitrage Certifications                                  10

ARTICLE IV    LOAN OF BOND PROCEEDS; PAYMENT OBLIGATIONS                    10

  Section 4.1.    Loan of Bond Proceeds                                     10
  Section 4.2.    Amounts Payable by Company                                10
  Section 4.3.    No Defense or Set-Off; Unconditional Obligation           11
  Section 4.4.    Assignment and Pledge of Issuer's Rights                  12

ARTICLE V     SPECIAL COVENANTS AND AGREEMENTS                              12

  Section 5.1.    Company to Maintain its Existence; Conditions
                  Under Which Exceptions Permitted                          12
  Section 5.2.    Release and Indemnification Covenants                     12
  Section 5.3.    Validity and Tax-Exempt Status of the Bonds               13
  Section 5.4.    Taxes and Governmental Charges                            13
  Section 5.5.    Maintenance and Repair; Insurance                         13
  Section 5.6.    Filings; Lien of Indenture                                13
  Section 5.7.    Operation of Project                                      14

ARTICLE VI    EVENTS OF DEFAULT AND REMEDIES                                14

  Section 6.1.    Events of Default                                         14
  Section 6.2.    Remedies on Default                                       15
  Section 6.3.    Agreement to Pay Attorneys' Fees and Expenses             16
  Section 6.4.    No Remedy Exclusive                                       16
  Section 6.5.    No Additional Waiver Implied by One Waiver                16

ARTICLE VII   PREPAYMENT                                                    17

  Section 7.1.    Obligation to Prepay                                      17
  Section 7.2.    Option to Prepay                                          17
  Section 7.3.    Redemption of the Bonds                                   17

ARTICLE VIII  MISCELLANEOUS                                                 17

  Section 8.1.    Notices                                                   17
  Section 8.2.    Assignments                                               18
  Section 8.3.    Severability                                              18
  Section 8.4.    Execution of Counterparts                                 18
  Section 8.5.    Amounts Remaining in any Fund or with Trustee             18
  Section 8.6.    Amendments, Changes and Modifications                     18
  Section 8.7.    Governing Law                                             18
  Section 8.8.    Authorized Company Representative                         18
  Section 8.9.    Term of this Agreement                                    18
  Section 8.10.    Binding Effect                                           19
  Section 8.11.    Limited Liability of Officers, Etc                       19
Testimonium                                                                 20

EXHIBIT A

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT dated as of December 1, 1994, by and between CITY OF HAMMOND, INDIANA, a municipal corporation duly organized and existing under the Constitution and laws of the State of Indiana (the "Issuer"), and AMERICAN MAIZE-PRODUCTS COMPANY, a corporation duly organized and validly existing under the laws of the State of Maine (the "Company");

                             W I T N E S S E T H:

         WHEREAS,  pursuant to the  provisions of Title 36,  Article 7, Chapters
11.9 and 12 of the Indiana Code, as amended (the "Act"), the Issuer has the authority to issue revenue bonds to defray the cost of acquiring, constructing and installing economic development and pollution control facilities within the meaning of the Act including sewage and solid waste disposal facilities; and

         WHEREAS, pursuant to and in accordance with the provisions of the Act, and at the request of the Company, the Issuer has agreed to issue its Sewage and Solid Waste Disposal Revenue Bonds (American Maize-Products Company Project) Series 1994 in the aggregate principal amount of $39,000,000 (the "Bonds") in order to provide funds to be lent to the Company hereunder to finance costs of the Project hereinafter described; and

         WHEREAS, the Bonds will be secured by an assignment and pledge of the Issuer's rights under this Agreement (except its rights under Sections 4.2(b), 5.2 and 6.3 hereof); and

         WHEREAS, the execution and delivery of this Agreement have been in all respects duly and validly authorized by action of the Issuer's governing body and the Company's board of directors;

         NOW, THEREFORE, in consideration of the respective representations and agreements herein contained, the parties hereto agree as follows (provided, that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur shall be payable solely out of the revenues and receipts derived from this Agreement, the sale of the Bonds and the income from the temporary investment thereof):

                                   ARTICLE I

                              DEFINITION OF TERMS

         All words and phrases defined in Article I of the Indenture shall have the same meanings in this Agreement. Certain terms used in this Agreement are hereinafter defined in this Article I. When used herein, such terms shall have the meanings given them by the language employed in this Article I defining such terms unless the context clearly indicates otherwise:

         "Agreement"   means  this  Loan   Agreement,   as  from  time  to  time
supplemented and amended.

         "Authorized Company Representative" means such person at the time and from time to time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee, containing the specimen signature of such person, signed on behalf of the Company by the chief executive officer, the chairman, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Company. Such certificate may designate an alternate or alternates.

         "Bond Counsel" means the counsel who rendered the opinion as to the tax-exempt status of the interest on the Bonds on the date of the issuance, sale and delivery of the Bonds or such other nationally recognized municipal bond counsel of recognized expertise with respect to such matters as may be mutually satisfactory to the Issuer, the Company and the Trustee.

         "Bond Fund" means the fund created and established in Section 5.2 of the Indenture.

         "Bonds" means the Sewage and Solid Waste Disposal Revenue Bonds (American Maize-Products Company Project) Series 1994 of the Issuer, in the aggregate principal amount of $39,000,000, issued pursuant to the Indenture.

         "Code" means the Internal Revenue Code of 1986, as amended, together with any regulations promulgated thereunder or applicable thereto.

         "Company" means American Maize-Products Company, a corporation duly organized and validly existing under the laws of the State of Maine, and any surviving, resulting or transferee corporation as permitted by Section 5.1 hereof.

         "Completion Date" means the date of completion of construction of the Project.

         "Construction Fund" means the Construction Fund created and established in Section 5.6 of the Indenture.

         "Construction Period" means the period between the beginning of construction of the Project or the date on which the Bonds are first delivered to the purchasers thereof, whichever is earlier, and the Completion Date.

         "Cost of the Project" means the sum of the items authorized to be paid from the Construction Fund pursuant to the provisions of Section 3.3 hereof.

         "Event of Default" means any occurrence or event specified as such in and defined as such by Section 6.1 hereof.

         "Indenture" means the Indenture of Trust dated as of December 1, 1994, by and between the Issuer and the Trustee, as from time to time supplemented and amended.

         "Issuer" means the City of Hammond, Indiana, a municipal corporation duly organized and validly existing under the Constitution and laws of the State of Indiana, and any successor body to the duties or functions of the Issuer.

         "Moody's"  means  Moody's  Investors   Service,   Inc.,  a  corporation
organized and existing under the laws of the State of Delaware, its successors and assigns.

         "Permitted Investments" means:

                    (a) Bonds or other obligations of the United States of America;

                    (b) Bonds or other obligations, the payment of the principal and interest of which is unconditionally guaranteed by the United States of America;

                    (c) Obligations issued or guaranteed as to principal and interest by any agency or person controlled or supervised by and acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America;

                    (d) Securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (a), (b) or (c) above;

                    (e) Commercial or finance company paper which is rated at least either P-2 or A-2 or an equivalent by Moody's or S&P (including investments in pools or such commercial or finance company paper owned by the Trustee or any affiliate of the Trustee);

                    (f) Obligations issued by or on behalf of any state of the United States of America, or any political subdivision of any such state, which are rated at least A (or an equivalent) by Moody's or S&P;

                    (g) Funds comprised of obligations described in (f) above to the extent described in Treasury Regulation 1.148-8(e)(3)(iii), including any such fund managed by the Trustee or any affiliate of the Trustee;

                    (h) Obligations issued by any corporation organized under the laws of any state of the United States of America, which are rated at least A (or an equivalent) by Moody's or S&P;

                    (i) Money market funds which are rated prime-1 or AAAm (or an equivalent) by Moody's or S&P, including any such money market fund managed by the Trustee or any affiliate of the Trustee;

                    (j) Any other  investment not prohibited by applicable  law;
         or

                    (k) Repurchase agreements collateralized by any of the investments described in (a) through (j) above.

         "Plans and Specifications" means the plans and specifications prepared for the Project by the Company, as amended from time to time prior to the Completion Date, which plans and specifications are on file at the office of the Company located in Hammond, Indiana.

        "Project" means facilities described in Exhibit A hereto, which are further described in the Project Certificate.

         "Project Certificate" means the Company's Project Certificate delivered concurrently with the issuance of the Bonds, concerning facts, estimates and circumstances so as to enable Bond Counsel to render its approving opinion required under the Indenture.

         "Rebate Fund" means the Rebate Fund established in accordance with the requirements of the Tax Agreement.

         "Regulations"   means  the  Treasury   Regulations   dealing  with  the
tax-exempt bond provisions of the Code.

         "State" means the State of Indiana.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, a corporation organized and existing under the laws of the State of New York, it successors and assigns.

         "Tax Agreement" means the Tax Exemption Certificate and Agreement, dated the date of delivery of the Bonds, by and among the Issuer, the Company and the Trustee, as from time to time supplemented and amended.

         "Trustee" means the Trustee at the time serving as such under the Indenture.

         "Underwriter" means CS First Boston Corporation, and its successors and assigns.

         The words "hereof", "herein", "hereunder" and other words of similar import refer to this Agreement as a whole.

         Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement as originally executed.

         The headings of this Agreement are for convenience only and shall not define or limit the provisions hereof.

                                   ARTICLE II

                                REPRESENTATIONS

         Section 2.1. Representations of the Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

                    (a) The Issuer is a municipal corporation duly organized and validly existing under the Constitution and the laws of the State.

                    (b) Under the provisions of the Act and proceedings of the Issuer, the Issuer has the power and authority to enter into the transactions contemplated by, and to execute and deliver, this Agreement, the Tax Agreement, the Indenture and the Bonds and to carry out its obligations hereunder and thereunder.

                    (c) Neither the execution and delivery of this Agreement, the Indenture, the Tax Agreement and the Bonds, the consummation of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Indenture, the Tax Agreement and the Bonds conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Issuer is now a party or by which it is bound, or constitutes a default under any of the foregoing.

                    (d) The Bonds are to be issued under the Indenture and the payment of the principal of, premium, if any, and interest on the Bonds are to be secured under the Indenture by an assignment and pledge to the Trustee of all right, title and interest of the Issuer in and to this Agreement (except the rights of the Issuer under Sections 4.2(b), 5.2 and 6.3 hereof).

                    (e) The Issuer has not assigned or pledged and will not assign or pledge its right, title or interest in or to this Agreement, other than to secure the Bonds and as otherwise provided in the Indenture.

         Section 2.2. Representations of the Company. The Company makes the following representations as the basis for the undertakings on its part herein contained:

                    (a) The Company is a corporation duly organized and validly existing under the laws of the State of Maine, is authorized to do business in, and is in good standing under the laws of, the State, and has the power to enter into, and by proper corporate action has been duly authorized to execute and deliver, this Agreement and the Tax Agreement.

                    (b) Neither the execution and delivery of this Agreement and the Tax Agreement, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the Tax Agreement, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company or any subsidiary thereof.

                    (c) The statements, information, descriptions, estimates and assumptions contained in the Project Certificate and in the Tax Agreement are true, correct and complete and are based upon the best information available to the Company at the time of issuance of the Bonds.

                                  ARTICLE III

                 CONSTRUCTION OF THE PROJECT; ISSUANCE OF BONDS

         Section 3.1. Agreement to Construct and Equip the Project. The Company agrees that it will acquire or construct, or complete the acquisition and construction of, the Project substantially in accordance with the Plans and Specifications.

         In the event that Exhibit A hereto is to be amended or supplemented in accordance with the provisions of Section 11.1 of the Indenture, the Issuer will enter into, and will instruct the Trustee to consent to, an amendment of or supplement to Exhibit A hereto upon receipt of:

                   (i)     a    certificate    of   an    Authorized    Company
         Representative describing in detail the proposed changes; and

                  (ii) a copy of the proposed form of amendment or supplement to Exhibit A hereto and such other documents, certificates and showings as may be required by counsel rendering the opinion clause (iii) of this paragraph; and

                 (iii) an opinion of Bond Counsel to the effect that such amendment complies with the requirements of this Section 3.1, is in proper form for execution and delivery by the Issuer and will not adversely affect the validity of the Bonds or the exclusion of the interest thereon from gross income for federal income tax purposes.

         Section 3.2 Agreement to Issue Bonds: Application of Bond Proceeds . In order to provide funds to finance the Cost of the Project, the Issuer agrees that it will issue under the Indenture, sell and cause to be delivered to the Underwriter, the Bonds, bearing interest and maturing as set forth in the Indenture. The Issuer will thereupon cause the accrued interest, if any, received upon the delivery of the Bonds to be deposited in the Bond Fund and the balance of the proceeds (net of underwriting discount) received from the sale of the Bonds to be deposited in the Construction Fund.

         Section 3.3. Disbursements from the Construction Fund. The Issuer hereby authorizes and directs the Trustee, upon compliance with Section 5.7 of the Indenture, to disburse the moneys in the Construction Fund to or on behalf of the Company for the following purposes (but, subject to the provisions of Sections 3.4 and 3.5 hereof, for no other purpose):

                   (a) Payment to the Company of such amounts, if any, as shall be necessary to reimburse the Company in full for all advances and payments made by it at any time prior to or after the delivery of the Bonds for expenditures in connection with the preparation of the Plans and Specifications (including any preliminary study or planning of the Project or any aspect thereof) and the construction and acquisition of the Project.

                   (b) Payment of the initial or acceptance fee of the Trustee, legal, financial and accounting fees and expenses, original issue discount, and printing and engraving costs incurred in connection with the authorization, issuance and sale of the Bonds, the execution and filing of the Indenture and the preparation and recording or filing of all other documents in connection therewith, and payment of all fees, costs and expenses for the preparation of this Agreement, the Tax Agreement, the Indenture and all other documents in connection with the authorization, issuance and sale of the Bonds.

                   (c) Payment for labor, services, materials and supplies used or furnished in the construction and acquisition of the Project, and payment of amounts due under contracts for the acquisition, construction and installation of the Project, all as provided in the plans, specifications and work orders therefor.

                    (d)  Payment  of  the  fees,  if  any,  for   architectural,
         engineering, legal, underwriting and supervisory services with respect to the Project.

                   (e) To the extent not paid by a contractor for construction or installation with respect to any part of the Project, payment of the premiums on all insurance required to be taken out and maintained during the Construction Period.

                   (f) Payment of the taxes, assessments and other charges, if any, that may become payable during the Construction Period with respect to the Project, or reimbursement thereof if paid by the Company.

                   (g) Payment of expenses incurred in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the Project.

                   (h) Interest during construction of the Project.

                   (i) Payment of any other costs which constitute part of the Cost of the Project in accordance with generally accepted accounting principles and which are permitted by the Act and will not affect the exclusion of the interest thereon from gross income for federal income tax purposes.

                    (j) For transfer to the Rebate Fund in order to comply with the provisions of the Tax Agreement.

         All moneys remaining in the Construction Fund after the Completion Date and after payment or provision for payment of all other items provided for in the preceding subsections (a) to (j), inclusive, of this Section, shall at the direction of the Company be used in accordance with Section 3.4 hereof.

         Section 3.4. Establishment of Completion Date: Obligation of the Company to Complete. As soon as practicable after the completion of construction of the Project, and in any event not more than ninety (90) days thereafter, the Company shall furnish to the Trustee a certificate signed by an Authorized
Company Representative stating (i) that construction of the Project has been completed substantially in accordance with the Plans and Specifications, (ii) the Completion Date, (iii) the Cost of the Project, (iv) the portion of the Cost of the Project which has then been paid and (v) the portion of the Cost of the Project which has not yet then been paid. Such certificate may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. Moneys (including investment proceeds) remaining in the Construction Fund on the date of such certificate may be used, at the direction of an Authorized Company Representative, to the extent indicated, for one or more of the following purposes:

                    (1) for the payment, in accordance with the provisions of this Agreement, of any Cost of the Project not then paid as specified in the above-mentioned certificate; or

                    (2) for transfer to the Bond Fund, but only if, and to the extent that, the Company deliver to the Trustee an opinion of Bond Counsel to the effect that such transfer is permitted by the Act and does not adversely affect the exclusion of the interest thereon from gross income for federal income tax purposes; or

                    (3) for the payment of redemption of Bonds in accordance with the provisions of Section 3.1(d) of the Indenture within 180 days following the filing of said completion certificate with the Trustee, such moneys to be used only to pay principal of Bonds upon any such redemption.

         Any moneys (including investment proceeds) remaining in the Construction Fund on the date of the aforesaid certificate and not set aside for the payment of the Cost of the Project as specified in (1) above or transferred to the Bond Fund pursuant to (2) above shall on such date be placed by the Trustee in a separate and segregated subaccount in the Construction Fund (designated the escrow subaccount) and used to pay principal of Bonds upon the redemption thereof as provided in (3) above; provided that, until so used such moneys may also be used, at the direction of the Company, for one or more of the following purposes:

                    (a) to pay all or part of the price of purchasing Bonds on tender, in the open market or at private sale, on or before such date or dates, for the purpose of cancellation;

                    (b) for the payment of the cost of any purpose authorized under the Act, provided that prior to such use this Agreement is amended in accordance with Section 3.1 hereof to include such additional facilities within the definition of Project as used herein; or

                    (c) for any other purpose;

provided that, no moneys on deposit in such escrow subaccount may be used for any of the purposes specified in (a), (b) or (c) in this paragraph unless and until the Company delivers to the Trustee the opinion of Bond Counsel upon which the Trustee may rely to the effect that such use is permitted by the Act and does not adversely affect the exclusion from federal income taxes of interest on any of the Bonds; and provided further that, until used for one or more of the foregoing purposes, moneys on deposit in such escrow subaccount may be invested in investments authorized by the first paragraph of Section 3.5 of this Agreement, but may not be invested to produce a yield on such moneys (computed from the Completion Date and taking into account any investment of such moneys during the period from the Completion Date until such moneys were deposited in such escrow subaccount) greater than the yield on the Bonds, all as such terms are used in and determined in accordance with relevant provisions of the Code and the Regulations. The interest accruing on any such investment and any profit realized therefrom shall be credited to such subaccount and any net losses resulting from any such investment shall be charged to such subaccount and paid by the Company.

         In the event the moneys in the Construction Fund available for payment of the Cost of the Project should not be sufficient to pay the costs thereof in full, the Company agrees to pay directly, or to deposit in the Construction Fund moneys sufficient to pay, the costs of completing the Project as may be in excess of the moneys available therefor in the Construction Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Construction Fund and which, under the provisions of this Agreement, will be available for payment of the Cost of the Project, will be sufficient to pay all the costs which will be incurred in that connection. The Company agrees that if after exhaustion of the moneys in the Construction Fund the Company should pay, or deposit moneys in the Construction Fund for the payment of, any portion of the Cost of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee or from the owners of any of the Bonds, nor shall it be entitled to any diminution of the loan repayment installments or other amounts payable under Section 4.2 hereof. Nothing herein contained shall be construed in derogation of the intent of the Issuer to issue additional bonds under the Act for the purpose of financing such excess costs.

         Section 3.5. Investments. Any moneys held as a part of the Construction Fund or the Bond Fund shall be invested or reinvested by the Trustee, at the written direction (which may be by facsimile transmission) of the Authorized Company Representative as provided in Article VI of the Indenture and in the Tax Agreement, to the extent permitted by law in Permitted Investments. The Trustee may make any and all such investments through its own investment department.

         The investments so purchased shall be held by the Trustee and shall be deemed at all times a part of the Construction Fund or the Bond Fund, as the case may be, and the interest accruing thereon and any profit realized therefrom shall be credited to such fund and any net losses resulting from such investment shall be charged to such fund (on the date on which the proceeds of any such investment are needed for the purposes of such fund) and paid by the Company.

         The Company covenants that any funds (including investment proceeds) on deposit in the Construction Fund more than three years after the date of delivery of the Bonds will not be invested to produce a yield greater than the yield on the Bonds, all as such terms are used in and determined in accordance with the regulations promulgated or proposed under relevant provisions of the Code and shall be treated as provided in the Tax Agreement.

         Section 3.6. Arbitrage Certifications. The Company reasonably expects, based on its knowledge, information and belief, and hereby certifies and represents to the Issuer, and the Issuer hereby certifies that it reasonably expects, that the proceeds of the Bonds will not be used in a manner that would cause the Bonds to be classified as "arbitrage bonds" under Section 148 of the Code and Regulations prescribed under that Section. The Issuer and the Company jointly and severally certify and covenant with all purchasers and owners of the Bonds from time to time outstanding that so long as any of the Bonds remain outstanding moneys on deposit in any fund or account in connection with the Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be "arbitrage bonds" within the meaning of the Code and the Regulations.

                                   ARTICLE IV

                   LOAN OF BOND PROCEEDS; PAYMENT OBLIGATIONS

         Section 4.1. Loan of Bond Proceeds. The Issuer agrees, upon the terms and conditions in this Agreement, to lend to the Company the proceeds (exclusive of accrued interest, if any) received by the Issuer from the sale of the Bonds.

         Section 4.2. Amounts Payable by Company. (a) The Company covenants and agrees to pay to the Trustee as a loan repayment installment, no later than 10:00 a.m., New York City time, on each date provided in or pursuant to the Indenture for the payment of principal (whether at maturity or upon redemption or acceleration) of, premium, if any, and/or interest on the Bonds, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, in lawful money of the United States of America in federal or other immediately available funds, for deposit in the Bond Fund, a sum equal to the amount payable on such date as principal (whether at maturity or upon redemption or acceleration), premium, if any, and interest upon the Bonds as provided in the Indenture. Each payment pursuant to this Section 4.2(a) shall at all times be sufficient to pay the corresponding amount of interest and principal (whether at maturity or upon redemption or acceleration) and premium, if any, payable on the Bonds; provided that any amount held by the Trustee in the Bond Fund on any due date for an installment hereunder shall be credited against the amount due on such date to the extent available for such purpose; and provided further that, subject to the provisions of this Section 4.2(a), if at any time the amounts held by the Trustee in the Bond Fund are sufficient to pay all of the principal of and interest and premium, if any, on the Bonds as such payments become due, the Company shall be relieved of any obligation to make any further payments under the provisions of this Section 4.2(a). Notwithstanding the foregoing, if on any date the amount held by the Trustee in the Bond Fund is insufficient to make any required payments of principal of (whether at maturity or upon redemption or acceleration) and interest and premium, if any, on the Bonds as such payments become due, the Company shall forthwith pay such deficiency as an installment hereunder. If the Company shall fail to pay any amount under this Section 4.2(a), the amount so in default shall continue as an obligation of the Company until the amount so in default shall have been fully paid, and the Company agrees to pay the same with interest thereon until paid (to the extent legally enforceable) at a rate equal to the rate borne by the Bonds from the due date thereof until paid.

         (b) The Company also agrees to pay to the Issuer its fees, if any, for issuing the Bonds, plus the reasonable expenses of the Issuer incurred in fulfilling the Issuer's obligations under this Agreement, the Tax Agreement and the Indenture, which are not otherwise required to be paid by the Company under the terms of this Agreement.

         (c) The Company also agrees to pay to the Trustee, Registrar and Paying Agent (l) the initial acceptance fee of the Trustee and the costs and expenses, including reasonable attorney's fees, incurred by the Trustee in entering into and executing the Indenture, and (2) during the term of this Agreement (i) an amount equal to the annual fee of the Trustee for the ordinary services of the Trustee, as trustee, rendered and its ordinary expenses incurred under the Indenture, including reasonable attorneys' fees, as and when the same become due, (ii) the fees, charges and expenses of the Trustee, the Paying Agent and the Registrar, as and when the same become due, and (iii) the fees, charges and expenses of the Trustee for the necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, including reasonable attorneys' fees, as and when the same become due.

         Section 4.3 No Defense or Set-Off: Unconditional Obligation. The obligations of the Company to make the payments required in Section 4.2(a) hereof shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer, the Trustee, the Paying Agent or the Registrar. The Company shall pay net during the term of this Agreement the payments to be made under Section 4.2(a) hereof free of any deductions and without abatement, diminution or set-off other than those herein expressly provided. Until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the Indenture, the Company: (i) will not suspend or discontinue any payments provided for in Section 4.2(a) hereof; (ii) will perform and observe all of its agreements contained in this Agreement; and (iii) will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, the occurrence of any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax laws of the United States of America or the State or any political subdivision thereof, or any failure of the Issuer or the Trustee to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, except to the extent permitted by this Agreement.

         Section 4.4. Assignment and Pledge of Issuer's Rights. As security for the payment of its Bonds, the Issuer will assign and pledge to the Trustee all right, title and interest of the Issuer in and to this Agreement, including the right to receive payments hereunder (except the right to receive payments, if any, under Sections 4.2(b), 5.2 and 6.3 hereof and the rights to make determinations and receive notices as herein provided), and hereby directs the Company to make said payments directly to the Trustee. The Company herewith assents to such assignment and pledge and will make payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Issuer or the Trustee.


                                   ARTICLE V

                        SPECIAL COVENANTS AND AGREEMENTS

         Section 5.1. Company to Maintain its Existence; Conditions Under Which Exceptions Permitted. The Company agrees that during the term of this Agreement it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into another corporation or permit one or more corporations to consolidate with or merge into it unless the Company is the surviving, resulting or transferee corporation, as the case may be, provided, that the Company may, without violating the agreements contained in this Section 5.1, consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of the United States of America or any state, district or territory thereof) or permit one or more other domestic corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided, in the event the Company is not the surviving, resulting or transferee corporation, as the case may be, that the surviving, resulting or transferee corporation (i) is a domestic corporation as aforesaid,
(ii) is qualified to do business in the State, and (iii) assumes in writing all of the obligations of the Company under this Agreement and the Tax Agreement.

         Section 5.2. Release and Indemnification Covenants. The Company releases the Issuer and the Trustee from and covenants and agrees that the Issuer and the Trustee shall not be liable for, and to indemnify, defend and hold the Issuer and the Trustee harmless against, any loss or damage to property or any injury to or death of any person occurring on or about or resulting from the Project or the operation thereof, provided that the indemnity provided in this sentence shall not be effective for damages that result from gross negligence or intentional acts on the part of the Issuer or the Trustee. The Company further releases the Issuer and the Trustee from and covenants and agrees that the Issuer and the Trustee shall not be liable for, and to indemnify, defend and hold the Issuer and the Trustee harmless against, any liability resulting from or related to the issuance or sale of the Bonds, or any of them, including without limitation any liability arising out of any offering statement or lack of offering statement or disclosure in connection with the sale or resale of the Bonds, or out of any determination of taxability of the Bonds or the interest thereon, or out of any determination that the Bonds or the Indenture or the transactions contemplated thereby are in violation of any federal or state securities laws, provided that the indemnity provided in this sentence shall not be effective as to the Issuer for damages that result from gross negligence or intentional acts on the part of the Issuer and shall not be effective as to the Trustee for damages that result from gross negligence or intentional acts on the part of the Trustee. The indemnities provided in this paragraph shall also extend to the commissioners, officers, employees and agents of the Issuer and the Trustee; provided that any such indemnity shall not be effective for damages that result from gross negligence or intentional acts of any such individual of the Issuer or from the gross negligence or intentional acts of any such individual of the Trustee.

         Section 5.3. Validity and Tax-Exempt Status of the Bonds. The Company and the Issuer covenant and agree that they, and each of them, will not knowingly take or authorize or permit any action to be taken and have not taken or authorized or permitted any action to be taken which results in interest paid on the Bonds being included in gross income of any owner or beneficial owner thereof for purposes of federal income taxation (other than an owner or beneficial owner who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code) or adversely affects the validity of the Bonds. Promptly after the Company first becomes aware of any event which would result in a mandatory redemption of the Bonds under Section 3.1(c)(2) of the Indenture, the Company shall give written notice thereof to the Issuer and the Trustee.

         Section 5.4. Taxes and Governmental Charges. The Company will promptly pay, as the same become due, all material lawful taxes, assessments, utility charges and other governmental charges of any kind whatsoever levied or assessed by federal, state or any municipal government upon or with respect to the Project or any part thereof. The Company may, at its expense and in its own name and behalf or in the name and behalf of the Issuer, if it is a necessary party thereto, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, provided that such non-payment does not materially adversely affect the payment by the Company of all other amounts required to be paid by it hereunder or adversely affect the validity of the Bonds or the tax-exempt status of the interest thereon.

         Section 5.5. Maintenance and Repair; Insurance. The Company will maintain the Project in a reasonably safe and sound operating condition, making from time to time all reasonably needed repairs thereto, and shall maintain insurance coverage (including self-insurance) with respect to the Project, all in accordance with its corporate practice for similar assets (subject, however, to its right to discontinue operation of any portion of the Project as provided in Section 5.7 hereof), and shall pay all costs of such maintenance, repair and insurance.


         Section 5.6. Filings; Lien of Indenture. The Company will, at its expense, take all necessary action in cooperation with the Issuer and the Trustee to maintain and preserve the lien and security interest of the Indenture so long as the Bonds remain outstanding.

         Section 5.7. Operation of Project. Although the Company intends to operate, or cause to be operated, the Project for its designed purposes until the date on which no Bonds are outstanding, the Company is not required by this Agreement to operate, or cause to be operated, any portion of the Project after the Company shall deem in its discretion that such continued operation is not advisable, and in such event it is not prohibited by this Agreement from selling, leasing or retiring all or any such portion of the Project, subject to the provisions of Section 5.3 hereof. The net proceeds from such sale, lease or other disposition, if any, shall belong to, and may be used for any lawful purpose by, the Company, subject to the provisions of Section 5.3. No such sale, lease or other disposition of all or any portion of the Project shall reduce or otherwise affect the Company's obligation to pay amounts under Section 4.2 hereof. The books and records of the Company relating to the Project shall be available for inspection by the Trustee upon reasonable request.

                                  ARTICLE VI

                        EVENTS OF DEFAULT AND REMEDIES

         Section 6.1. Events of Default. The occurrence and continuation of any one of the following shall constitute an Event of Default hereunder:

                    (a) failure by the Company to pay any amounts required to be paid under Section 4.2(a) hereof on the dates and in the manner specified herein; or

                    (b) failure by the Company to perform any covenant, condition or agreement on its part to be observed or performed in this Agreement, other than as referred to in subsection (a) above, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Issuer or the Trustee, unless (i) the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration or (ii) if the failure is such that it can be corrected but not within such 30-day period, corrective action is instituted by the Company within such period and diligently pursued until such failure is corrected; or

                    (c) the dissolution or liquidation of the Company or the filing by the Company of a voluntary petition in bankruptcy, or failure by the Company promptly to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its obligations hereunder, or an order for relief under Title 11 of the United States Code, as amended from time to time, is entered against the Company, or a petition or answer proposing the entry of an order for relief against the Company under Title 11 of the United States Code, as amended from time to time, or its reorganization, arrangement or debt readjustment under any present or future federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged within ninety (90) days after the filing thereof, or the Company shall fail generally to pay its debts as they become due, or a custodian (including without limitation a receiver, trustee, assignee for the benefit of creditors or liquidator of the Company) shall be appointed for or take possession of all or a substantial part of its property and shall not be discharged within ninety (90) days after such appointment or taking possession, or the Company shall consent to or acquiesce in such appointment or taking possession, or assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of composition with its creditors, or the adoption of a resolution by the board of directors of the Company or the taking of any other corporate action to file a petition or answer proposing the entry of an order for relief against the Company under TitleE11 of the United States Code, as amended from time to time, or its reorganization, arrangement or debt readjustment under any present or future federal bankruptcy act or any similar federal or state laws; provided, that the term Odissolution or liquidation of the CompanyO, as used in this subsection (c), shall not be construed to include the cessation of the corporate existence of the Company resulting either from a merger or consolidation of the Company into or with another domestic corporation or a dissolution or liquidation of the Company following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 5.1 hereof; or

                    (d) an "event of default" shall occur and be continuing under the Indenture.

         Section 6.2. Remedies on Default. Whenever the unpaid principal balance of the Bonds and interest accrued thereon has automatically become or been declared to be immediately due and payable under the Indenture, then upon any such acceleration the amounts payable under Section 4.2(a) hereof shall automatically become and shall be immediately due and payable in the amount set forth in Section 8.2 of the Indenture; provided, however, that any such automatic acceleration of unpaid loan repayment installments payable under
Section 4.2(a) of this Agreement shall be deemed automatically rescinded upon any rescission by the Trustee of the corresponding acceleration of the Bonds under Section 8.11 of the Indenture.

         Whenever any Event of Default shall have happened and is subsisting, the Issuer, with the consent of the Trustee, or the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts then due or enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

         In case the Issuer or the Trustee shall have proceeded to enforce its rights under this Agreement, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Issuer or the Trustee, as the case may be, then and in every such case the Company, the Issuer and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Issuer and the Trustee shall continue as though no such proceeding had been taken.

         The Company covenants that, in case an Event of Default shall occur with respect to the payment of any repayment installment payable under Section 4.2(a) hereof, then, upon demand of the Trustee, the Company will pay to the Trustee the whole amount that then shall have become due and payable under said
Section 4.2(a), with interest (to the extent permitted by law) on such amount at the rate borne by the Bonds from the due date thereof until paid.

         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company, or in the case of any other similar judicial proceedings relative to the Company, or to the creditors or property of the Company, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including reasonable counsel fees incurred by it up to the date of such distribution.

         Section 6.3. Agreement to Pay Attorneys' Fees and Expenses. In the event the Issuer or the Trustee should reasonably employ attorneys or incur other documented reasonable expenses for the collection of the payments due under this Agreement or the enforcement of the performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer or the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the Issuer or the Trustee.

         Section 6.4. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement and the Indenture or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article VI, it shall not be necessary to give any notice other than such notice as may be herein expressly required. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the owners from time to time of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained.

         Section 6.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by the Company and thereafter waived by the Issuer or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                  ARTICLE VII

                                   PREPAYMENT

         Section 7.1. Obligation to Prepay. The Company shall have the obligation to prepay the principal payable under Section 4.2(a) hereof with respect to the Bonds as a whole, or in part, by paying to the Trustee an amount sufficient to redeem all or a portion of the Bonds then Outstanding, in the manner, at the redemption prices and on the dates specified in Sections 3.1(c) and 3.1(d) of the Indenture.

         Section 7.2. Option to Prepay. The Company shall have, and is hereby granted, the option to prepay the principal payable under Section 4.2(a) hereof with respect to the Bonds as a whole, or in part, by paying to the Trustee an amount sufficient to redeem all or a portion of the Bonds then Outstanding, in the manner, at the redemption prices (including premium, if any) and on the dates specified in Sections 3.1(a) and 3.1(b) of the Indenture.

         Section 7.3. Redemption of the Bonds. To perform an obligation imposed upon the Company or to exercise an option granted to the Company by this
Article VII, the Company shall give written notice to the Issuer, the Trustee and the Registrar, which notice shall specify therein the date upon which prepayment of the principal payable under Section 4.2(a) hereof (or a portion thereof) will be made, which date shall be not less than forty-five (45) days from the date the notice is mailed (or such later date as is acceptable to the Issuer and the Trustee), shall specify that all of the principal amount payable under Section 4.2(a) hereof or a specified portion thereof is to be so prepaid and the provisions of the Indenture pursuant to which the redemption of Bonds with such prepayment moneys is to be made, and, in connection with any optional redemption of Bonds, shall specify whether or not the notice of redemption shall contain the information contemplated by the second paragraph of Section 3.2 of the Indenture. The Issuer has directed the Trustee and the Registrar to take forthwith all steps (other than the payment of the money required to redeem the Bonds) necessary under the applicable provisions of the Indenture to effect the redemption of the Bonds (or a portion thereof) in amounts equal to the amount of the principal so prepaid as provided in this Article VII. It is understood and agreed by the parties hereto that, in connection with any optional redemption of Bonds, if a notice of redemption contains the information contemplated by the second paragraph of Section 3.2 of the Indenture, the Company may, but is not required to, provide moneys for the redemption of such Bonds.

                                 ARTICLE VIII

                                 MISCELLANEOUS

         Section 8.1. Notices. All notices, certificates or other communications shall be sufficiently given and shall be deemed given when the same are (i) deposited in the United States mail and sent by first class mail, postage prepaid, or (ii) delivered by hand, or (iii) sent by facsimile transmission, in each case, to the parties at the addresses or to the telecopier numbers set forth below or at such other address or telecopy number as a party may designate by notice to the other parties: if to the Issuer, at 649 Conkey Street, Hammond, Indiana 46324, or to (219) 853-6500, Attention: Director of Mayor's Office of Economic Development; if to the Company, at 250 Harbor Drive, Stamford, Connecticut 06904-2128, or to (203) 359-1020, Attention: Treasurer; and if to the Trustee, at 111 Monument Circle, Suite 1611, Indianapolis, Indiana 46277-0116, or to (317) 321-3864, Attention: Corporate Trust Administration. A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee.

         Section 8.2. Assignments. This Agreement may not be assigned by either party without the consent of the other and the Trustee, except that the Issuer shall assign and pledge to the Trustee certain of its right, title and interest in and to this Agreement as provided by Section 4.4 hereof, and the Company may without any consent assign to any surviving, resulting or transferee corporation its rights under this Agreement as provided by Section 5.1 hereof.

         Section 8.3. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

         Section  8.4.   Execution  of  Counterparts.   This  Agreement  may  be
simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 8.5. Amounts Remaining in any Fund or with Trustee. It is agreed by the parties hereto that, subject to Section 5.14 of the Indenture, after payment in full of (i) the principal of, premium, if any, and interest on the Bonds, (ii) the fees, charges, and expenses of the Issuer, the Trustee and the Bond Registrar in accordance herewith and with the Indenture, and (iii) all other amounts required to be paid under this Agreement and the Indenture, any amounts remaining in any fund or account maintained under this Agreement or the Indenture and not applied to the payment of the above in accordance with the provisions of the Indenture or this Agreement shall belong to and be paid to the Company by the Trustee.

         Section 8.6. Amendments, Changes and Modifications. Except as otherwise provided in this Agreement or the Indenture subsequent to the initial issuance of the Bonds and prior to their payment in full, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee.

         Section  8.7.   Governing  Law.  This   Agreement   shall  be  governed
exclusively by and construed in accordance with the applicable law of the State.

         Section 8.8. Authorized Company Representative. Whenever under the provisions of this Agreement the approval of the Company is required or the Company is required to take some action at the request of the Issuer, the Trustee or the Registrar, such approval or such request shall be given for the Company by the Authorized Company Representative, and the Issuer, the Trustee and the Registrar shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee or the Registrar as a result of any such action taken.

         Section 8.9. Term of this Agreement. This Agreement shall be in full force and effect from the date hereof, and shall continue in effect until the payment in full of all principal of, and premium, if any, and interest on the Bonds, or provision for the payment thereof shall have been made pursuant to
Article VII of the Indenture, all fees, charges, indemnities and expenses of the Issuer and the Trustee have been fully paid or provision made for such payment (the payment of which fees, charges, indemnities and expenses shall be evidenced by a written certification of the Company that it has fully paid all such fees, charges, indemnities and expenses) and all other amounts due hereunder have been duly paid or provision made for such payment. All representations, certifications and covenants by the Company as to the indemnification of various parties as described in Section 5.2 hereof, the payment of fees and expenses of the Issuer and the Trustee as described in Section 6.3 hereof, and all matters affecting the tax-exempt status of the Bonds shall survive the termination of this Agreement.

         Section 8.10. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject, however, to the limitations contained in Sections 4.4 and 5.1 hereof.

         Section 8.11. Limited Liability of Officers, Etc. No recourse shall be had for the payment of the principal of, premium, if any, and interest on the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in this Agreement, the Indenture or the Bonds against any past, present or future officer, agent or employee of the Issuer, or any officer, agent or employee of any successor thereto, as such, either directly or through the Issuer or any successor thereto, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officer, employee or agent as such is hereby expressly waived and released as a condition of and in consideration for the execution of this Agreement and the Indenture and the issuance of the Bonds.

         IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective names and attested by their duly authorized officers and sealed, all as of the date first above written.

                                             CITY OF HAMMOND, INDIANA


                                             By /s/ Duane W. Dedelow, Jr.
                                             _________________________
                                                       Mayor

(SEAL)

Attest:
/s/  Gerald Bobos
______________________________
      City Clerk

                                             AMERICAN  MAIZE-PRODUCTS COMPANY

                                             By  /s/ Robert A. Britton
                                             _________________________
                                                Robert A. Britton
                                                Vice President and Treasurer

(SEAL)

Attest:
/s/ Robert S. West
______________________________
Robert S. West
Assistant Treasurer

                                   EXHIBIT A

         The Project consists of sewage and solid waste disposal facilities at the Plant, all as more fully described in the Project Certificate.